Sonus Networks Reports 2007 Second Quarter Financial Results

      WESTFORD, Mass., Aug. 7 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, today reported its financial results for the second quarter ended June 30, 2007.

      Revenues for the second quarter of fiscal 2007 were $75.5 million compared with $71.1 million in the first quarter of fiscal 2007 and $64.5 million for the second quarter of fiscal 2006. Net loss for the second quarter of 2007 was $7.0 million, or $0.03 per share. This compared to a net loss of $4.0 million in the first quarter of 2007, or $0.02 per share, and net income of $8.9 million for the second quarter of 2006, or $0.03 per diluted share.

      Financial results included stock-based compensation and related expenses, stock option review costs, withholding tax adjustments and amortization of intangible assets of $18.8 million in the second quarter of 2007, $13.8 million in the first quarter of 2007 and $2.8 million in the second quarter of 2006 on a pre-tax basis.

      Revenues for the first six months of fiscal 2007 were $146.6 million compared with $124.5 million in the same period last year. Net loss for the first six months of fiscal 2007 was $11.0 million or $0.04 per share compared with net income for the first six months of fiscal 2006 of $14.7 million or $0.06 per diluted share.

      Financial results included stock-based compensation and related expenses, stock option review costs, withholding tax adjustments and amortization of intangible assets of $32.6 million in the first six months of fiscal 2007 and $5.3 million in the first six months of 2006 on a pre-tax basis.

      The Company has provided additional supplemental financial information for Q2 2007 on its website at http://www.sonusnet.com/contents/corporate/investorrelations.cfm.

      "Sonus achieved 17.8% year-on-year revenue growth during the first six months of 2007 as a result of our continued leadership in the expanding IP-voice market and our strengthening position in the industry," said Hassan Ahmed, Chairman and CEO. "The spirit of innovation and customer commitment continues to thrive at Sonus, and we are proud to count the world's five largest operators as customers. During the second quarter, we made significant strides in the wireless industry as we acquired privately-held Zynetix. We also delivered new features and capabilities for our core trunking and access solutions. Sonus is a pioneer in the IP-Voice market and our continual innovation differentiates our company in one of the most rapidly growing segments of the telecommunications industry."

      Sonus Networks also announced today that President and Chief Operating Officer, Bert Notini, will be leaving the company to join New Mountain Capital, LLC as a Senior Advisor and to become the Chief Executive Officer of one of its portfolio companies, Apptis Inc. Notini has been president and COO of the Company since April 2004, and has been a member of the Board of Directors since 2003. New Mountain Capital LLC, is a New York based private equity and public equity fund with aggregate assets under management totaling more than $3.3 billion. Apptis, Inc. is a rapidly growing IT and communications systems integrator based in northern Virginia that provides a range of critical networking and security solutions to the U.S. federal government and its agencies. Notini is currently Chairman of the Board of Directors of Apptis and also serves on the Board of Directors for Deltek Systems Inc., another New Mountain Capital portfolio company.

      "I'm extremely proud to have been a part of the Sonus team for the past four years, a critical period where both the company and the industry have seen strong growth and change," said Notini. "Sonus is an established market leader with exceptional prospects and the ability to meet the needs of the world's largest operators. I'm confident in the company's ability to lead the continued transformation of the world's communications networks and look forward to my new roles at New Mountain Capital and Apptis."

      Second Quarter Fiscal 2007 Business Highlights:

      In Q2 2007, Sonus Networks continued to partner with the world's largest and most innovative network operators. Sonus announced that the Company is partnering with France Telecom International Wholesale Division to build a robust IP-based network. With the addition of France Telecom to its roster of announced customers, Sonus Networks is now actively deployed in all five of the world's largest network operators. The Company also announced new deployments for complete IP-based voice networks with Veracity Communications, which is offering a Sonus-based Voice over Broadband solution, and CommPartners, a nationwide CLEC-certified, facilities-based network operator providing VoIP and TDM services to carriers as well as enhanced hosted applications to small- and medium-sized businesses.

      In addition to winning new business with leading network operators globally, Sonus continues to earn praise from existing customers for the Company's ability to build and support the world's largest, most scalable IP voice networks. In June, Sonus was recognized by AT&T as an outstanding supplier to AT&T, one of the world's leading data, voice, wireless and Internet services providers, for its ongoing commitment to excellence.

      Reflecting the Company's heritage of technology innovation leadership and recent efforts to drive the adoption of IP solutions to the edge of wireless voice networks, Sonus also announced that it is collaborating in SOFTBANK Group's demonstration of femtocell technologies. This groundbreaking technology leverages in-home base stations connected to an IP core network infrastructure to deliver indoor wireless coverage; to lay the foundation for the delivery of converged voice, data and multimedia services to end users on their mobile devices; and to enable network operators to leverage IP transport to run their networks more efficiently. This burgeoning market represents one of the strategic growth areas Sonus is pursuing. Partnering with leading network operators like SBB, Sonus is establishing itself as an early leader.

      Sonus' leadership position across the industry was validated by respected third party research firms in Q2. Synergy Research Group and Infonetics both published reports naming Sonus a market share leader in key segments of the IP voice market, and iLocus Research reaffirmed Sonus leadership in minutes of IP voice traffic, noting that Sonus carries approximately 4 out of 10 long distance IP voice minutes. In addition, Gartner's "Magic Quadrant for Softswitch Architecture, 2007" report (Bettina Tratz-Ryan, et al, March 2007), which ranks vendors in the IP-based voice industry, positioned Sonus in the "Leader" quadrant.

      Sonus maintains its industry leading position through continual development of its solutions, whether organically or through partnerships with other innovative technology vendors. Sonus is committed to evolving its platform to keep pace with emerging communications trends that embrace lifestyle-driven features such as mobility, personalization, and presence, while continuing to give network operators new operating leverage. In April, the Company introduced new support for the Electronic Number Mapping System (ENUM), a number mapping solution designed to streamline the convergence of IP-Based voice networks with the Public Switched Telephony Network (PSTN) and facilitate seamless IP-to-IP peering. The Company also announced new partnerships with companies such as Operax, a leading vendor of Network Service Quality control solutions, to facilitate faster service creation and superior service quality essential to protecting the consumer experience; Neustar, to create feature-rich IP Multimedia Subsystem (IMS)-based consumer applications with presence technology; and PCTel, to enable the delivery of broadband mobile converged services leveraging dual mode handsets.

      "We're at the point in the telecommunications industry where the business case for investing in IP voice infrastructure has moved beyond simple operational cost-savings," continued Ahmed. "Network operators are pushing IP further and further to the edge of their networks to touch the consumer with rich, multimedia applications and services, new innovations in wireless technology, and better overall service. For the past ten years, Sonus has led the evolution to IP, and as network operators globally embrace the transformative power of IP, Sonus continues to be recognized as the preeminent provider of next-generation solutions."

      About Sonus Networks

      Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

      This release contains forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A "Risk Factors" of Sonus' Quarterly Report on Form 10-Q for the first quarter of 2007, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; whether the Company will remain listed on the NASDAQ Global Select Market; regulatory actions or litigation arising out of the Company's voluntary stock option review and related restatement; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

      Sonus is a registered trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.

                              SONUS NETWORKS, INC.
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                         Three months     Three months    Three months
                                            ended            ended            ended
                                           June 30,         March 31,        June 30,
                                             2007             2007             2006
Revenue:
   Product                               $    52,171      $    51,627      $    48,853
   Service                                    23,322           19,519           15,627
      Total revenue                           75,493           71,146           64,480

Cost of revenue:
   Product                                    23,561           17,082           16,199
   Service                                     9,563            8,579            6,987
      Total cost of revenue                   33,124           25,661           23,186

Gross profit                                  42,369           45,485           41,294

Gross profit %
   Product                                      54.8%            66.9%            66.8%
   Service                                      59.0%            56.0%            55.3%
      Total gross profit                        56.1%            63.9%            64.0%

Operating expenses:
   Research and development                   22,350           18,698           12,900
   Sales and marketing                        21,219           23,050           15,646
   General and administrative                 14,202           14,062            7,248
      Total operating expenses                57,771           55,810           35,794

Income (loss) from operations                (15,402)         (10,325)           5,500
Interest expense                                 (79)              (4)             (81)
Interest income                                4,522            4,624            3,899
Other income (expense), net                     (256)            (680)              --

Income (loss) before income taxes            (11,215)          (6,385)           9,318
Income tax benefit (provision)                 4,239            2,407             (404)
Net income (loss)                        $    (6,976)     $    (3,978)     $     8,914

Net income (loss) per share:
   Basic                                 $     (0.03)     $     (0.02)     $      0.04
   Diluted                               $     (0.03)     $     (0.02)     $      0.03

Shares used in computing net income
 (loss) per share:
   Basic                                     259,786          259,768          252,664
   Diluted                                   259,786          259,768          256,326

                              SONUS NETWORKS, INC.
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                          Six months        Six months
                                            ended             ended
                                           June 30,          June 30,
                                             2007             2006
Revenue:
   Product                               $   103,798      $    93,395
   Service                                    42,841           31,080
      Total revenue                          146,639          124,475

Cost of revenue:
   Product                                    40,643           32,082
   Service                                    18,142           13,716
      Total cost of revenue                   58,785           45,798

Gross profit                                  87,854           78,677

Gross profit %
   Product                                      60.8%            65.6%
   Service                                      57.7%            55.9%
      Total gross profit                        59.9%            63.2%

Operating expenses:
   Research and development                   41,048           25,976
   Sales and marketing                        44,269           29,671
   General and administrative                 28,264           14,228
      Total operating expenses               113,581           69,875

Income (loss) from operations                (25,727)           8,802
Interest expense                                 (83)            (218)
Interest income                                9,146            7,341
Other income (expense), net                     (936)              --

Income (loss) before income taxes            (17,600)          15,925
Income tax benefit (provision)                 6,646           (1,195)
Net income (loss)                        $   (10,954)     $    14,730

Net income (loss) per share:
   Basic                                 $     (0.04)     $      0.06
   Diluted                               $     (0.04)     $      0.06

Shares used in computing net income
 (loss) per share:
   Basic                                     259,777          251,371
   Diluted                                   259,777          255,454

                              SONUS NETWORKS, INC.
                      Condensed Consolidated Balance Sheets
                        (in thousands, except share data)
                                   (unaudited)

                                              June 30,         December 31,
                                                2007              2006
               Assets
Current assets:
  Cash and cash equivalents                $     61,617      $     44,206
  Marketable debt securities                    243,605           256,485
  Accounts receivable, net                       72,438            70,726
  Inventory, net                                 33,177            22,266
  Deferred income taxes                          21,833            21,808
  Other current assets                           27,178            18,523
    Total current assets                        459,848           434,014

Property and equipment, net                      20,174            19,051
Purchased intangible assets, net                  2,900                --
Goodwill                                          7,841                --
Long-term investments                            39,470            60,189
Deferred income taxes                            46,968            52,613
Other assets                                     20,744            23,737
                                           $    597,945      $    589,604

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                         $     24,989      $     17,219
  Accrued expenses                               36,950            43,653
  Accrued restructuring expenses                     --                61
  Current portion of deferred revenue            55,270            60,383
  Current portion of long-term
   liabilities                                    1,630               501
    Total current liabilities                   118,839           121,817

Long-term deferred revenue                       31,319            33,787
Deferred income taxes                               912                --
Long-term liabilities, net of current
 portion                                          2,748             1,467
      Total liabilities                         153,818           157,071

Commitments and contingencies

Stockholders equity:
  Common stock                                      262               262
  Additional paid-in capital                  1,183,548         1,160,853
  Accumulated deficit                          (739,237)         (728,233)
  Accumulated other comprehensive
   loss                                            (179)              (82)
  Treasury stock                                   (267)             (267)
      Total stockholders' equity                444,127           432,533
                                           $    597,945      $    589,604

                              SONUS NETWORKS, INC.
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (unaudited)

                                                       Six months ended
                                                           June 30,
                                                     2007            2006
Cash flows from operating activities:
  Net income (loss)                              $   (10,954)    $    14,730
  Adjustments to reconcile net income
   (loss) to cash flows provided by
   operating activities:
    Depreciation and amortization of
     property and equipment                            6,351           4,732
    Amortization of purchased
     intangible assets                                   141              --
    Stock-based compensation                          23,486           5,042
    Loss on disposal of property and
     equipment                                            --               6
    Increase in fair value of modified
     stock options held by former employees              936              --
    Deferred income taxes                              5,645              --
    Changes in operating assets and
     liabilities:
      Accounts receivable                             (1,261)         (5,162)
      Inventory                                      (10,579)          4,170
      Other operating assets                          (5,693)         (7,812)
      Accounts payable                                 6,541          (3,712)
      Accrued expenses, deferred rent
       and accrued restructuring
       expenses                                       (6,901)             52
      Deferred revenue                                (7,377)         (6,661)
        Net cash provided by operating
         activities                                      335           5,385

Cash flows from investing activities:
  Purchases of property and equipment                 (7,138)         (5,163)
  Acquisition of Zynetix Limited                      (8,825)             --
  Maturities of available-for-sale
   marketable debt securities                         38,158          68,775
  Purchases of available-for-sale
   marketable debt securities                        (36,008)        (31,175)
  Maturities of held-to-maturity
   marketable debt securities and
   long-term investments                             170,000          58,006
  Purchases of held-to-maturity
   marketable debt securities and
   long-term investments                            (138,551)       (225,007)
  Decrease in restricted cash                            261             250
        Net cash provided by (used in)
         investing activities                         17,897        (134,314)

Cash flows from financing activities:
  Sale of common stock in connection
   with employee stock purchase plan                      --           2,310
  Proceeds from exercise of stock
   options                                                --          11,386
  Repayment of convertible
   subordinated note                                      --         (10,000)
  Repayment of notes due to Zynetix
   Limited shareholders                                 (335)             --
  Payment of tax withholding
   obligations related to net share
   settlement of restricted                             (300)             --
    stock award
  Principal payments of capital lease
   obligations                                           (73)            (23)
        Net cash provided by (used in)
         financing activities                           (708)          3,673

Effect of exchange rate changes on
 cash and cash equivalents                              (113)            (40)

Net increase (decrease) in cash and
 cash equivalents                                     17,411        (125,296)
Cash and cash equivalents, beginning
 of period                                            44,206         155,679
Cash and cash equivalents, end of
 period                                          $    61,617     $    30,383

For more information, please contact:
Investor Relations:                     Media Relations:
Jocelyn Philbrook                       Sarah McAuley
978-614-8672                            978-614-8745
jphilbrook@sonusnet.com                 smcauley@sonusnet.com